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                                                                   EXHIBIT 23.1

The Board of Directors
Crown Castle International Corp.:

  The audits referred to in our report dated February 24, 1999, related to Crown Castle International Corp. and its subsidiaries, include the related financial statement schedule as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, incorporated by reference in this Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

  We consent to the use of our reports as incorporated by reference herein and to the reference to our firm under the heading "Independent Auditors" in the prospectus, which is also incorporated by reference herein.

                                          /s/ KPMG LLP

Houston, Texas
May 12, 1999